LAW OFFICES
                          -----------------------------
                           SHOOK, HARDY & BACON L.L.P.

                              ONE KANSAS CITY PLACE
                                1200 MAIN STREET
                        KANSAS CITY, MISSOURI 64105-2116
               TELEPHONE (816) 474-6550 * FACSIMILE (816) 421-6547

                                 April 20, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297


            Re:   FIRST INVESTORS MULTI-STATE INSURED TAX-FREE FUND

Gentlemen:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

            By this consent, we confirm that the provisions of our opinion letter dated April 7, 1998, dealing with assumptions and limitations, remain in full force and effect.

                                          Very truly yours,

                                          /s/ Shook, Hardy & Bacon L.L.P.

                                          Shook, Hardy & Bacon L.L.P.